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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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                                                                                                PERCENT            PLACE OF
                                                                                               OWNERSHIP        INCORPORATION
CMS Oil and Gas Company                                                                                          Michigan
         CMS Oil and Gas (International) Ltd.                                                     100%           Cayman Islands
                  CMS Oil and Gas (Alba) LDC                                                      100%           Cayman Islands
                  CMS Oil and Gas (Argentina) LDC                                                 100%           Cayman Islands
                  CMS Oil and Gas (E.G.) LDC                                                      100%           Cayman Islands
                           Alba Associates LLC (partial interest owned by CMS Oil and
                           Gas (Alba) LDC, CMS Oil and Gas (E.G.) LDC and CMS Oil                  54%           Cayman Islands
                           and Gas (E.G.) Ltd.)
                                    Alba Plant LLC                                                 80%           Cayman Islands
                           Punta Europa LLC (50% owned by CMS Oil and Gas (Alba)                  100%           Cayman Islands
                           LDC and 50% owned by CMS Oil and Gas (E.G.) LDC)
                  CMS Oil and Gas (E.G.) Ltd.                                                     100%           Cayman Islands
                  CMS Oil and Gas (Congo) Ltd.                                                    100%           Cayman Islands
                  CMS Oil and Gas (Venezuela) LDC                                                 100%           Cayman Islands
         CMS Oil and Gas (International) Company                                                  100%           Texas
                  CMS NOMECO International Congo Holdings, Inc.                                   100%           Texas
                           CMS NOMECO Congo, Inc.                                                 100%           Delaware
                  CMS Oil and Gas (Cameroon) Ltd.                                                 100%           Cayman Islands
                  CMS Oil and Gas (Cote d'Ivoire) Ltd.                                            100%           Cayman Islands
                  CMS Oil and Gas (Eritrea) Ltd.                                                  100%           Cayman Islands
                  CMS Oil and Gas (Services) Company                                              100%           Texas
                  CMS Oil and Gas International (Tunisia) Company                                 100%           Texas
         CMS Oil and Gas (Pipeline) Company                                                       100%           Michigan
         Explotaciones CMS Oil and Gas Company                                                    100%           Delaware
         NOMECO Ecuador Oil Company                                                               100%           Michigan
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